EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference the Registration Statements on Form S-8 (Nos. 333-77312, 333-64332, 333-37578, 333-68223, and 333-39963) and Registration Statement No. 333-162276 on Form S-1 of IntegraMed America, Inc. and Subsidiaries of our report dated March 9, 2011, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.

/s/EisnerAmper, LLP
New York, New York
March 9, 2011